CONSENT TO CREDIT AGREEMENT

This Consent to Credit Agreement (this “Consent”), dated as of March 6, 2008, is among Clark Holdings, Inc. (f/k/a Global Logistics Acquisition Corporation), a Delaware corporation (“Holdings”), The Clark Group, Inc., a Delaware corporation (“Clark Holdings”), Clark Distribution Systems, Inc., a Delaware corporation (“CDS”), Clark Worldwide Transportation, Inc., a Pennsylvania corporation (“CWT”), Highway Distribution Systems, Inc., a Delaware corporation (“HDS”), and Evergreen Express Lines, Inc., a Pennsylvania corporation (together with Holdings, Clark Holdings, CDS, CWT and HDS, the “Borrowers”) and LaSalle Bank National Association, individually as a Lender and as Administrative Agent for the Lenders (as such terms are each defined in the Credit Agreement defined below).

Reference is made to that certain Credit Agreement dated as of February 12, 2008, among the Borrowers, the financial institutions that are or may from time to time become parties thereto as lenders (together with their respective successors and assigns, the “Lenders”) and LaSalle Bank National Association, as Administrative Agent for the Lenders (as amended or otherwise modified through the date hereof, the “Credit Agreement”; except as otherwise expressly provided for herein, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement).

The Borrowers have advised Administrative Agent that Holdings desires to use up to $3,000,000 in proceeds of the Term Loans to consummate the repurchase by Holdings of then outstanding common stock and/or common stock purchase warrants of Holdings (the “Specified Redemption”). Absent the prior written consent of Required Lenders, (i) using proceeds of the Term Loans for any purpose other than to finance the Stock Repurchase Transactions would constitute a breach of Section 10.6 of the Credit Agreement, and an Event of Default pursuant to Section 13.1.5 of the Credit Agreement and (ii) consummation of the Specified Redemption would constitute a breach of Section 11.4 of the Credit Agreement, and an Event of Default pursuant to Section 13.1.5 of the Credit Agreement. The Borrowers have requested that the sole Lender party to the Credit Agreement as of the date hereof consent to the Borrowers using up to $3,000,000 in proceeds of the Term Loans to finance the consummation of the Specified Redemption, and to the consummation of the Specified Redemption, subject to the terms and provisions hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Consent. Subject to the conditions set forth in this Consent, and in reliance on the representations, warranties, covenants and other agreements contained herein, the sole Lender hereby consents to the Borrowers using up to $3,000,000 in proceeds of the Term Loans to finance the consummation of the Specified Redemption, and to the consummation of the Specified Redemption. The foregoing consent is expressly intended to be limited in scope and, except as otherwise expressly provided herein, shall not be construed as a waiver, consent or as an amendment or modification of the Credit Agreement.

2. Conditions Precedent. The effectiveness of the consent set forth above is subject to the satisfaction of the following conditions precedent or concurrent:

(a) Receipt by Administrative Agent of counterparts to this Consent duly executed and delivered by Loan Parties;

(b) All proceedings taken in connection with the transactions contemplated by this Consent and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and

(c) No Event of Default shall have occurred and be continuing.

3. Representations and Warranties. To induce Administrative Agent and the sole Lender to enter into this Consent, each of the undersigned Loan Parties represents and warrants to Administrative Agent and Lender:

(a) that the execution, delivery and performance of this Consent has been duly authorized by all requisite corporate action on the part of such Loan Party and that this Consent has been duly executed and delivered by such Loan Party;

(b) that each of the representations and warranties set forth in the Loan Documents (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

(c) that no Event of Default has occurred and is continuing as of the date hereof.

4. Miscellaneous.

4.1. Expenses. The Borrowers hereby acknowledge and agree that this Consent is a “Loan Document” for purposes of, among other things, Section 15.5 of the Credit Agreement.

4.2. Event of Default. The Borrowers hereby acknowledge and agree that the breach by any Loan Party of any of the representations, warrants and/or covenants set forth in this Consent shall constitute an Event of Default.

4.3. Governing Law. This Consent shall be a contract made under and governed by the internal laws of the State of Illinois.

4.4. Severability. Any provision of this Consent held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.5. Counterparts. This Consent may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

4.6. Ratification. The terms and provisions set forth in this Consent shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Consent, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

4.7. Reference. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Consent.

4.8. Successors. This Consent shall be binding upon the Loan Parties, the Lenders, Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Lenders, Administrative Agent and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first written above.

CLARK HOLDINGS, INC. (f/k/a Global Logistics Acquisition Corporation, as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

THE CLARK GROUP, INC., as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

CLARK DISTRIBUTION SYSTEMS, INC., as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

CLARK WORLDWIDE TRANSPORTATION, INC., as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

HIGHWAY DISTRIBUTION SYSTEMS, INC., as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

EVERGREEN EXPRESS LINES, INC., as a Borrower
By:	/s/ Stephen M. Spritzer
Title:	Vice President and Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:	/s/
Title: